Exhibit 99.1

Synutra Announces Completion of Merger

Qingdao, China and Rockville, Md. – May 16, 2017 – Synutra International, Inc. (Nasdaq: SYUT), (“Synutra” or the “Company”), which owns subsidiaries in China that produce, distribute and sell nutritional products for infants, children and adults, today announced the completion of the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger, dated as of November 17, 2016 (the “Merger Agreement”), by and among Beams Power Investment Limited (“Parent”), Beams Power Merger Sub Limited (the “Merger Sub”) and the Company. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.

Under the terms of the Merger Agreement, which was approved by the Company’s stockholders at a special meeting held on April 28, 2017, each share of Company common stock has been cancelled and converted into the right to receive $6.05 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), except for (a) shares of common stock held by (i) any of Parent, Merger Sub and any other direct or indirect subsidiary of Parent and (ii) the Company, all of which have been cancelled and ceased to exist without the right to receive any payment or distribution thereon, and (b) shares of common stock owned by stockholders who have properly validly perfected and have not effectively withdrawn or lost their appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (“DGCL”), which shares of common stock have been cancelled for the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL.

Stockholders of record as of the effective time of the Merger who are entitled to the Merger Consideration will receive a letter of transmittal and instructions on how to surrender their share certificates in exchange for the merger consideration. Stockholders should wait to receive the letter of transmittal before surrendering their share certificates.

Houlihan Lokey Capital, Inc. is serving as the financial advisor to the Special Committee of the Company’s Board of Directors (the “Special Committee”), Cleary Gottlieb Steen & Hamilton LLP is serving as U.S. legal counsel to the Special Committee, and Potter Anderson & Corroon LLP is serving as Delaware legal counsel to the Special Committee. Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as U.S. and Delaware legal counsel to the Company. Davis Polk & Wardwell LLP is serving as U.S. legal counsel to the buyer group.

About Synutra International, Inc.

Synutra International, Inc. is a leading infant formula company in China. It principally produces, markets and sells its products through its operating subsidiaries under the “Shengyuan” or “Synutra” name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering all provinces and provincial-level municipalities in mainland China. As of December 31, 2016, this network comprised over 990 independent distributors and over 270 independent sub-distributors who sell Synutra products in approximately 27,680 retail outlets.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “plan,” “should,” “will,” “aim,” “potential,” “continue,” or other similar expressions. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those contained in any such statements. Potential risks and uncertainties include, without limitation, uncertainties as to the expected benefits and costs of the Merger, management plans relating to the Merger as well as all assumptions, expectations, predictions, intentions or beliefs about future events. The forward-looking statements are made as of the date of this press release. Synutra undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:

Synutra International, Inc.

Investor Relations Department

irteam@synutra.com or 646-328-2552